Table of Contents

Exhibit 4.1

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AGREEMENT ENTERED INTO BY AND BETWEEN:

COMPANHIA SIDERÚRGICA NACIONAL, with headquarters in this city, at Rua Lauro Müller, 116, 3rd floor and room 3.402, enrolled at CNPJ under number 33.042.730/0001 -04 herein represented, under its By-laws, by its undersigned Executive Directors, hereinafter simply called “CSN”;
and
COMPANHIA VALE DO RIO DOCE, with headquarters in this city, at Av. Graça Aranha, 26, 19th floor, enrolled at CNPJ under number 33.592.510/0001 -54, herein represented, under its By-laws, by its undersigned Executive Directors, hereinafter simply called “CVRD”, the above parties collectively called “Parties” and individually “Party”;
with the intervention of:
VICUNHA SIDERURGIA S.A., with headquarters in São Paulo, SP, at Rua Itacolomi, 412, 5th floor, room 02, enrolled at CNPJ under number 02.871.0007/0001 -04, herein represented, under its Corporate By-laws, by its undersigned legal representatives,
VALEPAR S.A., with headquarters in Rio de Janeiro, at Rua Lauro Müller, 116, 36th floor, part, enrolled at CNPJ under number 01.772.413/0001 -57, herein represented, under its Corporate By-laws, by its

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undersigned legal representatives,

INTERMESA INVESTIMENTOS S.A., with headquarters in Rio de Janeiro, RJ, at Rua Miguel Couto, 105 – 7th floor – part, enrolled at CNPJ under number 03.275.417/0001 -55, herein represented, under its Corporate By-laws, by its undersigned legal representatives,

CLUBE DE INVESTIMENTO CSN (CSN INVESTMENT CLUB), with headquarters in Volta Redonda, RJ at Rua 93-A, 162 – Vila Santa Cecília, enrolled at CNPJ under number 68.670.512/0001 -07, herein represented, under its corporate By-laws, by its undersigned legal representatives,

CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI (BANCO DO BRASIL EMPLOYEES PENSION & RETIREMENT FUND), with headquarters in Rio de Janeiro, RJ, at Praia de Botafogo, 501, 4th floor, enrolled at CNPJ under number 33.574.482/0001 -24, herein represented, under its corporate By-laws, by its undersigned legal representatives, and

BRADESPAR S/A, a business corporation, with headquarters at Av. Brigadeiro Faria Lima, 3064, 6th

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floor, State of São Paulo, enrolled at CNPJ under number 03.847.461/0001 -92, herein represented, under its corporate By-laws, by its undersigned legal representatives, the above named collectively called “Intervenors”,

WHEREAS CSN is the holder of rights of mining the Casa de Pedra Mine which are ensured thereto by title 234-06/36, a split-off of Mine Manifest number 234/36, subject of DNPM proceeding 43.306/56, of which the area is 2.526,26 ha (two thousand and sixteen hectares and twenty six ares); and

WHEREAS the terms of Clause 13 of the Shareholders’ Agreement of CSN dated April 23, 1993 (“Agreement”)

THE PARTIES HEREBY HAVE AGREED AND COVENANTED THE FOLLOWING:

1. DEFINITIONS

For the purposes of this agreement:

“Foreign Shareholder” means (i) an individual, holder of shares, whose domicile and residence are not established in Brazil; or (ii) corporate body, holder

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of shares, which direct or indirect Control is exercised by individual whose domicile and residence are not established in Brazil.

“Control” means the ability of a shareholder of a certain company to exercise, individually, even if through voting agreement, permanently, such rights which ensure him predominance on the corporate resolutions and the power to elect the majority of the company’s managers.

“CSN Controlled Company” means the corporate body or any other associated or similar form, where CSN (i) has an interest, directly or indirectly, and is, individually, even if through voting agreement, the holder of rights ensuring CSN permanently the predominance on the corporate resolutions and the power to elect the majority of the managers; and (ii) holds more than 25% of the capital formed by common shares or is the largest individual common shareholder.

“Controlling Group of Valepar/CVRD” means the group of shareholders who, through voting agreement, directly or indirectly, is, collectively, the holder of member’s rights which will ensure thereto, permanently, the

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predominance on the corporate resolutions and the power to elect the majority of the managers of Valepar S.A. and CVRD.

“Casa de Pedra Mine” means the mining right represented by title number 234-06/36 a split off of the Mine Manifest number 234/36, subject of DNPM proceeding number 43.306/56, which area is 2.516,26 ha. (two thousand five hundred and sixteen hectares and twenty six ares) held on this date by CSN and related to the iron ore mine explored by CSN, located in the State of Minas Gerais, which are is delimited by the polygon appearing on map (Annex I A) and described in the respective memorial (Annex I B), as well as all its integrating parts, under the applicable legislation.

“Excess Ore” means the iron ore from the production of the Casa de Pedra Mine (in all its forms, including natural ore, granulated, sinter feed, pellet feed and pellets) not used in the steel production by CSN at Presidente Vargas Plant or in other steel units owned by CSN and CSN Controlled Company.

“Itaguaí Project” means such industrial unit(s) of production of hot coils or slabs to be built in up to 4

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different locations in Brazil, in two stages, each with production of approximately 6 million of tons of steel per year, destined to a total annual production (considered all the industrial units together) of up to 12.5 million of tons of steel per year, and each stage may be divided into several modules, where CSN is the largest individual shareholder and holds interest of, at least, 50% (fifty percent) plus one share of the total of common and preferred shares with voting right (in the event of a capital structure with common and preferred shares), or 1/3 (one third) of the total and voting capital (in case the Brazilian legislation no longer contemplates preferred shares).

“Greenfield Steel Project” means an industrial project of steel works destined to the production of hot rolled plates and/or coils under CVRD’s direct or indirect control, to be installed in location where there is no similar undertaking in operation and which, as a consequence, can not obtain reductions of investment and operating costs through the development of synergies resulting from the shared utilization of infrastructure, utilities center or raw material.

“Economic Value of Casa de Pedra Mine” means the

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economic value of the Casa de Pedra Mine to be calculated by two major investment banks (one appointed by CSN and the other by CVRD, the “Investment Banks”), corresponding to the net discounted cash flow of Casa de Pedra Mine (i) up to the remaining term of this Agreement, limited to the reserve of Casa de Pedra Mine subject to be mined in an economic way or, if the latter will subsist to the termination of the Agreement, whichever is greater and (ii) by a discount rate of 12,5% a.a. according to the following basic and cumulative premises: (i) volume of the various types of ore corresponding to the sale of Excess Ore and the effective consumption of the Presidente Vargas Plant, of CSN Controlled Company(ies), of companies where CSN will holds a shareholding interest under terms of Item II.7 hereof and the actual and/or potential consumption of ore required for the total production of Itaguaí Project in its two stages (provided that, in relation to each specific stage, there are feasibility studies and basic engineering project already concluded, negotiations with financing banks have already commenced and the specific stage has already been formally approved and disclosed by the Board of Directors of CSN), that is, 12.5 million tons/year; and (ii) revenue based on prices practiced at the time in

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the domestic (FOB mine) and foreign (FOB port) markets. In case of dispute between the values found by the Investment Banks in amount equal to or above 10%, the Investment Banks shall appoint a 3rd major investment bank, prevailing, in such case, the average of the economic value of the Casa de Pedra Mine calculated by the 3 investment banks.

II. MARKETING OF EXCESS ORE

II.1 During 30 (thirty) days counting from the date of signing of this agreement, CVRD shall have the preference, in equal conditions with third parties, to acquire the Excess Ore.

II.2 In case CSN will receive (i) firm offer of third party interested in the acquisition of Excess Ore or (ii) acceptance in offer of sale which it has made to third parties, in both cases, in any amount, CSN shall issue notice to CVRD accompanied by copy of the offer presented. In any case, the notice shall contain (i) the identification of such third party, (ii) the amount and specifications of ore, (iii) place and term of delivery, (iv) price and payment conditions, (v) all other direct, connected or resulting conditions, if

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any, of the intended supply.

II.3 CVRD shall express its decision as to the exercise of the preferred right within the following terms, provided that the same shall be exercised in full, being forbidden, in any case, the partial exercise:

(a) in case of supply of ore with delivery term equal to or shorter than 12(twelve) months and amount equal to or below 50.000 metric tons, up to 24.00 hours of the 3rd working day after the date of receipt of CSN notice;

(b) in case of supply of ore with delivery term equal to or shorter than 12 (twelve) months and amount above 50.000 metric tons, up to 24:00 hours of the 7th working day after the date of receipt of CSN notice;

(c) in case of supply of ore with delivery term above 12 (twelve) months, within 30 (thirty) calendar days counting from the date of receipt of notice of CSN.

II.3.1 For the purposes of provision in Item II.3 above, “working day” shall be considered that when the

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commerce and banks will be open for business in the city of Rio de Janeiro.

II.4 The Excess Ore shall be acquired by CVRD under the condition “FOB Mine”. The general criteria which will prevail for the equalization of price of supply, if the interested third party’s proposal contains a different commercial clause, are established in Annex II hereto.

II.4.1 The equalization conditions above shall be occasionally revised, by initiative of any of the Parties.

II.4.2 Within the term assigned to CVRD to exercise the preferred right, the Parties shall discuss, in good faith, the equalization of price of each supply, taking into account such general criteria agreed upon according to Item II.4 above, provided that, if there is no agreement, the price offered by the third party shall prevail.

II.5 If CVRD will fail to exercise the preferred right or will do it untimely, CSN may perform the supply to the interested third party, provided that it will do it

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observing the same conditions of the proposal conveyed to CVRD under Item II.2 above.

II.6 The preferred right specified in this Clause II shall not apply to the supply of Excess Ore for consumption of Itaguaí Project.

II.7 Furthermore, observing the provision herein, the preferred right specified in this Clause II shall not be applicable in relation to sales of Excess Ore to steel companies where CSN is a direct or indirect shareholder, once met the following conditions: (i) the annual sale volume shall be proportional to CSN’s direct or indirect interest in the total capital of the steel company in question, in relation to the annual consumption of iron ore of said company; and (ii) the annual sale volume shall be prorated among granulated, sinter feed and pellet feed in the proportion of the total annual production of each product at the Casa de Pedra Mine. The calculation of the annual volumes for each type of ore specified herein shall use, for each steel company, the amounts reported for each parameter in the year immediately preceding the sales and shall obey the following formulae:

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Q1 = C x A% x X%

Q2 = C x A% x Y%

Q3 = C x A% x Z%

Where:

“Q1” corresponds to the annual amount of Excess Ore of granulated quality, not subject to the preferred right, according to provision in this Item II.7;

“Q2” corresponds to the annual amount of Excess Ore of sinter feed quality, not subject to the preferred right, according to provision in this Item II.7;

“Q3” corresponds to the annual amount of Excess Ore of pellet feed quality, not subject to the preferred right, according to provision in this Item II.7;

“C” corresponds to the annual consumption of iron ore of the specific steel company;

“A” corresponds to CSN’s interest in the specific steel company, in percentage terms. In case of CSN’s direct or indirect interest in the steel companies

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referred to herein, such percentage shall be calculated pro rata to CSN’s actual and final interest in such steel company;

“X” corresponds to the proportion of ore of granulated type in the total annual production of Casa de Pedra in percentage terms;

“Y” corresponds to the proportion of ore of sinter feed type in the total annual production of Casa de Pedra in percentage terms;

“Z” corresponds to the proportion of ore of pellet feed type in the total production of Casa de Pedra in percentage terms;
II.7.1 If CSN will acquire any shareholding interest in steel companies to which there may be supply of Excess Ore under term of this Item II.7, the same shall notify CVRD of the percentage of its shareholding in the total capital of the steel company in question, after its disclosure to the market, under terms of the legislation in force at the time, or in the absence of such legal obligation to disclose, within 10 (ten) calendar days counting from the date of filing, by CSN, of the first subsequent ITR or IAN.

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II.7.2 CSN shall, each year, previously notify CVRD whether it intends to sell Excess Ore to any steel company where it holds an interest, as well as inform the numerical value of each of the components in the formulae indicated in Item, II.7 above, through statement prepared according to form in Annex III. Such statement shall be delivered to CVRD within 30 (thirty) calendar days before the first scheduled shipping for the relevant year.

II.7.3 The agreements of supply of Excess Ore with term longer than 12 months, entered into by CSN and such steel company where CSN holds an interest, shall contain a clause of adjustment of annual amounts of supply of Excess Ore in function of variations, for more or for less, in the percentage of CSN’s interest in the capital of such company or in the consumption of iron ore of the latter, according to the system defined in the previous item.

II.7.4 Not later than January 30 each year, CSN shall forward to CVRD a certificate, drawn up according to form in Annex IV, containing the statement that the provision in Item II.7 hereof was duly complied with in

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the previous year, or, as the case may be, the information that the excess supply occurred in the previous year will be compensated under terms of provision in Item II.7.5 below.

II.7.5 If it will be proven that the volume of Excess Ore sold by CSN exceeded the limit set forth in caput of this Item II.7 for a certain year, CSN may, in the subsequent year, effect the compensation of the amount oversold. If said compensation is not effected within such term, CVRD will be owed a compensating fine in the amount equivalent in Reais to US$ 15.00 per ton of Excess Ton of which the compensation will not have been effected.

II.7.6 If CVRD will disagree with the information provided by CSN under terms of Items II.7.2 and II.7.4 above, CVRD may request that an independent audit company, internationally known, verify said information, provided that such verification is made at its expenses, with previous notice of at least 7 working days and within office hours.

III. PELLETIZATION UNDERTAKINGS

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III.1 If CSN, directly or indirectly, will decide to associate with third parties to build and operate a pelletization plant (including the marketing of pellets produced by CSN) which will use the Excess Ore, CSN shall give preference to CVRD to implement such undertaking together with CSN, under the same terms, price, validity, amount and other conditions appearing in the third parties’ proposal obtained by CSN. This preferred right shall be equally valid for 30 (thirty) years counting from the date of signing of this agreement and shall always be exercised in full, being forbidden its partial exercise.

III.2 For purposes of Item III.1 above, CSN shall notify CVRD identifying the potential partner(s), the terms, prices, validity, amount and other conditions appearing in the third party’s proposal and describing, in optimum detail, the undertaking, accompanied by the respective feasibility study.

III.3 CVRD shall have a time period of 60 (sixty) calendar days to express its decision whether or not to exercise the preference, which shall be irrevocable and irreversible; in case of negative or absence of answer within such time period, CSN may implement the business

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in association with the potential partner(s), provided that it will do it under the exact terms, validity and conditions described in the feasibility study and in the proposal conveyed to CVRD according to Item III.1 above.

III.4 In case of silence or refusal by CVRD within the term established in Item III.3 above and if CSN will implement the pelletization undertaking covered by this Clause III jointly with third party(ies), each party integrating the undertaking shall use the amount of product(s) corresponding to their respective proportion of interest in the capital of the undertaking. The marketing of the excess production not used by CSN, CSN Controlled Companies, Itaguaí Project and/or steel company(ies) where CSN will have an interest according to provision in Item II.7, shall observe, mutatis mutandis, the legal preference rules established in Clause II hereof.

IV. LEASING OR DISPOSAL OF CASA DE PEDRA MINE

IV.1 For 30 (thirty) years counting from the date of signing this agreement, CVRD shall have the preference, in equal conditions with third parties, to acquire or

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lease the Casa de Pedra Mine, observing the provisions of this Clause IV.

IV.2 If CSN will receive firm proposal from third parties for total or partial purchase or lease of the Casa de Pedra Mine, CSN shall notify CVRD of the proposal received, which shall necessarily specify the price, term and conditions of payment, validity of the agreement (in case of lease) as well as all the other direct, related or resulting conditions.

IV.2.1 If the condition of payment of price appearing in the proposal referred to in Item above is not cash, the same shall be equalized by the Parties according to the evaluation reports to be prepared by 2 (two) appraisers of known competence, one appointed by CVRD, the other by CSN, prevailing the highest price. In the occurrence of dispute between the values appearing in said evaluation reports in amount equal to or above 10%, the appraisers shall appoint a 3rd appraiser, and in such case, the average price calculated among all evaluation reports shall prevail. In case CSN will not agree with the final result of the evaluation, CSN may desist from the business with the interested third party and with CVRD.

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IV.3 CVRD shall have 60 (sixty) calendar days counting from the receipt of notice from CSN (or, in case of Item IV.2.1, 15 (fifteen) calendar days counting from the acknowledgment by CVRD, upon notice issued by the appraisers, of the final equivalent amount in cash) to notify whether it intends or not to exercise the preference, being forbidden its partial exercise.

IV.3.1 In case of affirmative answer, CSN and CVRD shall consummate the operation within the subsequent period of 45 (forty five) calendar days, under the same terms and conditions appearing in the offer.

IV.3.2 If CVRD will refuse the offer or will express its decision within the term established in Item IV.3 above, CSN may perform the operation proposed by third party(ies), provided that it is under the same terms and conditions appearing in the offer and within the term of 45 (forty five)calendar days subsequent to the date of receipt of refusal from CVRD or the conclusion of the term referred to in Item IV.3 in case of absence of answer by CVRD.

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IV.4 The preferred right referred to in this Clause V shall also be applicable in cases of direct or indirect encumbrance or alienation of the Casa de Pedra Mine in any manner, including those arising out of transformation, incorporation, merger or split-off of CSN, which may have as purpose, directly or indirectly, the frustration of the exercise of the preferred right.

IV.4.1 For purposes of clarification of the provision in the previous item, the exercise of the preferred right set forth in this Clause IV shall not be applicable in the cases of direct or indirect encumbrance or alienation, in any form, of CSN control.

IV.4.2 Also for purposes of clarification of the provision in Item IV.4 above, the encumbrance or alienation of CSN control shall not revoke or otherwise modify CSN rights and obligations hereunder.

IV.5 For the purposes of Item IV.4, CVRD may exercise the preferred right established in this Clause IV upon the payment to CSN of the amount in national currency equivalent to the Economic Value of Casa de Pedra Mine. In case of disagreement on the part of CSN, the operation which originated the statement of exercise of

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the preferred right by CVRD shall be suspended and observed the procedures set forth in Items IV.6 and following.

IV.6 For purposes of ensuring the rigorous observance of Item IV.5 above, CSN shall promptly inform CVRD of any of the operations stated in Item IV.4 above, being reserved to the latter all remedies provided for herein, especially the specific performance covered by Item VI.7 hereof.

IV.7 In case of dispute mentioned in Item IV.5 in fine, CVRD shall effect the deposit (or offer collateral) in court, of amount equivalent to the accounting value of Casa de Pedra Mine appearing on the last audited balance sheet of CSN. Nevertheless, the amount equivalent to the Economic Value of the Casa de Pedra Mine shall be fully paid to CSN on the date of publication of the certificate of the final decision declaring the unequivocal existence of the operation which caused the frustration of the preferred right (“Final Decision”).

While (i) there is no Final Decision and (ii) the amount corresponding to the Economic Value of the Casa

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de Pedra Mine will not have been fully received by CSN, CSN (including CSN Controlled Companies, Itaguaí Project and companies where CSN holds equity under terms of Item II.7 hereof) shall continue in the possession and ownership of Casa de Pedra Mine, as well as in the use and enjoyment of all its rights related to Casa de Pedra Mine, observing the provisions in this Agreement.

V. CVRD’s ENGAGEMENT IN STEEL PROJECT

V.1 If CVRD will decide to develop a “Greenfield” Steel Project, CVRD shall offer to CSN the preferred right to participate in the undertaking, through notice which shall be accompanied by the respective feasibility study, which shall contain, in detail, all specifications and conditions of said project.

V.2 CSN shall have 60 (sixty) calendar days counting from the date of receipt of notice to express its decision to participate or not in the undertaking.

V.2.1 In case of affirmative answer by CSN, the Parties shall discuss in good faith the implementation of the undertaking described in the feasibility study,

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including the choice of vehicle-entity, definition of the respective interests and the relevant political and equity rights, forms of financing and other related matters.

V.2.2 In case of negative answer by CSN, or if, after lapsed 60 (sixty) calendar days, the understanding between the Parties is frustrated, CVRD may effect the implementation of the undertaking offered to CSN, maintaining same always under its Control, during the term specified in Item V.3 below, provided that CVRD will do it under the same terms and conditions appearing in the feasibility study presented to CSN.

V.3 The preference ensured to CSN under this Clause V shall inure for the term of 5 (five) years, counting from the date of signing of this agreement.

VI. GENERAL PROVISIONS

VI.1 Dissolving Conditions

VI.1.1 The condition of this agreement is that CVRD shall disentail from the Agreement and alienate, not later than April 23, 2002, the total of its

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shareholding in CSN. The other signatories of the Agreement forthwith waive the preferred right in relation to CSN shares held by CVRD. The acquirer of such shares shall not subrogate in CVRD’s rights and obligations appearing in the Agreement and such condition shall be annotated in the share registry book of CSN.

If such condition will not be fulfilled until the date above, CSN may, upon notice addressed to CVRD, terminate this agreement, provided that, for such purpose, it will notify CVRD within 90 (ninety) calendar days after such date.

VI.1.2 Any alteration in the shareholding composition of the Controlling Group of Valepar/CVRD resulting in the direct or indirect assignment of the Control of Valepar/CVRD to Foreign Shareholder being a steel company, trading company or iron ore producer, shall give to CSN the right to terminate this agreement, provided that, for such purpose, it shall notify CVRD within 90 (ninety) calendar days counting from the date when the transfer of Control of Valepar/CVRD will have occurred and publicly disclosed.

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VI.1.3 In any of the events of early termination contemplated in Items VI.1.1 and VI.1.2, the lack of communication on the part of CSN within the terms set forth therein shall result in the lapsing of CSN’s righ to denounce the agreement.

VI.1.4 The termination of the agreement in the events described in Items VI.1.1 and VI.1.2 above shall not result in right to indemnification or compensation of any nature, besides not affecting any agreements of long term ore supply existing at the time, which shall be in force according to the rules agreed upon therein.

VI.2 Required Information

VI.2.1 For the perfect exercise of the preferred rights agreed upon herein, the Party holding said right shall have ensured the disclosure of the required information which, directly or indirectly, will involve the Parties with third parties and which will have connection with the rights and obligations agreed upon herein, subject to privileged and confidential treatment.

VI.3 Restrictions

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During the validity of this agreement:

(i) CSN may not pledge, mortgage or otherwise give to third parties as guarantee of its obligations, such Excess Ore (observing the provision in Items II>6 and II.7), as well as the Casa de Pedra Mine, unless obtaining previous consent in writing from CVRD.

This restriction excludes such guarantees provided to national or international development agencies or financial institutions in relation to loans or financing granted to CSN or the company under its control, provided that the guarantee instrument will safeguard the existence of this agreement and the related rights to the Casa de Pedra Mine and the Excess Ore in case of excussion of the guarantee;

(ii) the Parties may not pledge or otherwise give to third parties as a guarantee of their obligations, the rights which are ensured to them by this agreement;

(iii) the Parties may not assign or promise to assign to third parties this agreement or any rights resulting therefrom;

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VI.4 Notices

VI.4.1 All notices and communications which shall be transmitted hereunder shall be made in writing and forwarded by means of fax machine to the numbers designated below:

To CVRD:
Attn.: Chief Executive Officer (c.c to Executive Director of Ferrous Area and Legal Director) .
Fax number 21 8144592 – 21 8144784 – 21 8144493

To CSN:
Attn.: Executive Director of Infrastructure (c.c. Director of Mine and Legal Director)
Fax: 21 5861529 – 31 7491284 – 21 5861432

VI.4.2 Notices shall be considered received on the date and time indicated on the answer back of the fax machine.

VI.4.3 The change of addressee, address or any of the numbers above should be promptly notified to the other Party, as provided hereunder; if said communication

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will fail to be made, any notice or communication transmitted under Item VI.4.1 above shall be considered as having been regularly made or received.

VI.5 Registration
Immediately after the signing of this agreement, the Parties shall require the attachment of an authenticated counterpart to the records of proceeding number 43.306/56 under way at the National Department of Mineral Production (DNPM) and its registration on the margin of the registry of title of mining number 234-06/36 of the proper book of same department. The Parties, on this date, execute the proper application of registry at the DNPM, in two counterparts of equal contents, each Party holding one original.

VI.6 Totality

This agreement expresses the full understanding of the Parties with respect to the Excess Ore and their relationship referring to the subject of this agreement, and fully supersedes all and any rights and/or obligations arising from other instruments and/or written or oral agreements related to the iron ore of Casa de Pedra Mine, including but not limited

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to, the rights and obligations appearing in Clause 13 of the CSN Shareholders’ Agreement dated 04/23/93, being hereby established that the eventual termination of such rights and obligations shall not reestablish, in any event, the rights and obligations now substituted for.

VI.7 Specific Performance

The Parties hereby accept and acknowledge that the non performance of the obligations herein contemplated does not represent settlement exclusively through payment of losses and damages, whereby they undertake to accept the specific performance of the obligations assumed hereunder, according to provision of Article 639 of the Code of Civil Procedure.

VI.8 Validity

This agreement shall be effective on the date of its execution and, observing the provision in Items VI.1 and VI.1.2, its provisions shall be applicable until the final term of the periods indicated in Items II.1, III.1, IV.1 and V.3 above.

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VII. INTERVENORS

The Intervenors hereby sign this agreement to attest the full acknowledgment of its terms and undertake to practice any act required to the performance of the obligations contracted between the Parties.

And being thus agreed and covenanted, the Parties hereto, being bound by themselves and their successors, sign this instrument in 9 counterparts of equal tenor and form, in the presence of the 2 (two) undersigned witnesses.

Rio de Janeiro, March 15, 2001.

COMPANHIA SIDERÚRGICA NACIONAL
(Signed) (Illegible)
(Signed) (Illegible)

COMPANHIA VALE DO RIO DOCE
(Signed) (Illegible)
(Signed) (Illegible)

DOCEPAR S.A.

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VICUNHA SIDERURGIA S.A.
(Signed) (Illegible)
(Signed) (Illegible)

VALEPAR S.A.
(Signed) (Illegible)
(Signed) (Illegible)

INTERMESA INVESTIMENTOS S.A
(Signed) (Illegible)
(Signed) (Illegible)

CLUBE DE INVESTIMENTOS CSN
(Signed) (Illegible)
(Signed) (Illegible)

CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO

BRASIL – PREVI
(Signed) (Illegible)
(Signed) (Illegible)

BRADESPAR S.A.
(Signed) (Illegible)
(Signed) (Illegible)

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Witnesses:

1. (Signed) Andréa Arias Vale-lloveias
Id: 07105071-0 – IFP

2. (Signed) Fernanda Chagas Iglesias Ribero
Id: 04497244-6 – IFP

ANNEX II

FORM OF EQUALIZATION OF THE PRICE OF SUPPLY OF EXCESS ORE

ITEM II.4

1. If the proposal presented by interested third party will be made on basis other than “FOB Mine” or will contain different commercial clause (that is, payment with goods and/or services), the equalization shall be performed according to external evaluation report obtained by CSN with company of recognized competence or prepared, jointly, by 3 independent experts, taking into consideration such criteria of prices and rates in force for railway, port and handling services, as well as the relevant tax aspects. If there is no agreement between the Parties as to the result of the equalization appearing in the above mentioned

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evaluation report, which shall be expressly and duly grounded, the offered price shall prevail.

ANNEX III

Place and date
TO
COMPANHIA VALE DO RIO DOCE
Av. Graça Aranha, 26 – 19th floor
Downtown – Rio de Janeiro/RJ

Attn.: Executive Board

Gentlemen:
COMPANHIA SIDERÚRGICA NACIONAL, a corporate body under private law, with headquarters in the city of Rio de Janeiro, at rua Lauro Müller, 116 – 36th floor and room 3402, enrolled at CNPJ/MF under number 33.042.730/0001 -04, herein duly represented, under its Corporate Bylaws, hereby represents, for all legal purposes and under terms of Item II.7.2 of the Agreement entered into with this company on (the “Agreement”), that in this year of , has the intention to supply Excess Ore to [corporate name of steel company] of which it is a shareholder of ...% of the capital stock, and that such supply shall obey

Doc. No. 9671 - p. 34

the proportion in relation to the split of Casa de Pedra mine shown below, related to the year of [include the year preceding the representation]:

(t x thousand)
Extraction
Sterile Removal
Crude Production
Sinter Feed Production
Granulated Production
Pellet Feed Production
(%)
Split Total ROM	100
Split Sinter Feed
Split Granulated
Split Pellet Feed
Split Total PRODUCT	100
Split Sinter Feed[1]
Split Granulated[2]
Split Pellet Feed[3]

Considering that the [corporate name of the steel company] consumed in [include the year preceding the representation] [ ] tons of iron ore, and according to the split of the Casa de Pedra Mine, we intend to supply to such company, for the year of [include the year in question] the following amount of sinter feed, granulated and pellet feed:

(t x thousand)
Sinter Feed	Up to [ ]
Granulated	Up to [ ]

1 Component Y of the formula specified in item II.7 of the Agreement.
2 Component X of the formula specified in item II.7 of the Agreement
3 Component Z of the formula specified in item II.7 of the Agreement.

Doc. No. 9671 - p. 35

Pellet Feed	Up to [ ]

Sincerely,

COMPANHIA SIDERÚRGICA NACIONAL.

ANNEX IV

Place and Date.
TO
COMPANHIA VALE DO RIO DOCE
Av. Graça Aranha, 26 – 19th floor
Downtown, Rio de Janeiro/RJ

Attn.: Executive Board

Gentlemen:

COMPANHIA SIDERÚRGICA NACIONAL, a corporate body under private law, with headquarters in the city of Rio de Janeiro, RJ, at rua Lauro Müller, 116 – 36th floor and room 3402, enrolled at CNPJ/MF under number 33.042.730/0001 -04, herein duly represented under its Corporate By-Laws, hereby represents, for all legal purposes and under terms of Item II.7.4 of the Agreement entered into with this company on , that, in the corporate year ended on December 31, ....... the supply of Excess Ore to [corporate name of the steel company] was the following:

(t x thousand)
Sinter Feed	[ ]

Doc. No. 9671 - p. 36

Granulated	[ ]
Pellet Feed	[ ]

[We inform that the proportion and the total amount established in Item II.7 of the Agreement and in our statement of [insert date] were observed].
or
[We inform that the total amount established in Item II.7 of the Agreement and in our statement of [insert date] was exceeded in [ ], [ ] and [ ] tons of [sinter feed], [granulated] and [pellet feed] respectively, and that such excess shall be duly compensated in the current corporate year, as provided for in Item II.7.5 of the Agreement.]

Sincerely,

COMPANHIA SIDERÚRGICA NACIONAL.

ANNEX I B

Descriptive Memorial of Manifest 234-06/36 of

Casa de Pedra Memorial existing at DNPM

POINT	SIDE	DIRECTION

Doc. No. 9671 - p. 37

M201-M202	277,00	32°59' SE
M202-M203	558,00	32°53' SE
M203-M204	201,00	32°54' SE
M204-M205	315,00	32°53' SE
M205-M206	318,00	32°54' SE
M206-M207	461,00	32°53' SE
M207-M208	1399,00	40°30' SE
M208-M209	250,00	51°47' SE
M209-M210	673,00	62°28' SE
M211-M212	30,00	44°31' SE
M212-M213	99,00	59°05' SE
M213-M214	114,00	40°07' SE
M214-M215	24,00	73°36' SE
M215-M216	36,00	16°51' SE
M216-M217	113,00	40°02' SE
M217-M218	100,00	60°30' SE
M218-M219	74,00	23°35' SE
M219-M220	33,00	50°25' SE
M220-M221	38,00	89°41' SE
M221-M222	51,00	41°58' SE
M222-M223	83,00	07°52' SE
M223-M224	58,00	46°59' SE
M224-M225	94,00	85°33' NE
M225-M226	152,00	67°38' NE
M226-M227	94,00	81°11' SE
M227-M228	97,00	61 °38' SE
M228-M229	68,00	17°10' SE
M229-M230	145,00	20°50' SE
M230-M231	146,00	32°43' SE
M231-M232	60,00	62°34' SE
M232-M233	159,00	89°09' NE
M233-M234	172,00	54°00' SW
M234-M235	93,00	81°52' SE
M235-M236	90,00	30°37' SW
M236-M237	61,00	06°56' SW
M237-M238	58,00	30°34' SE
M238-M239	94,00	32°22' SE
M239-M240	67,00	04°43' SE
M240-M241	273,00	02°57' SW
M241-M242	52,00	07°03' SE
M242-M243	58,00	65°25' NE
M243-M244	89,00	74°54' SE
M244-M245	65,00	85°03' NE
M245-M246	39,00	67°48' SE

Doc. No. 9671 - p. 38

M246-M247	59,00	48°17' SE
M247-M248	55,00	46°12' SE
M248-M249	25,00	65°25' SE
M249-M250	37,00	49°22' SE
M250-M251	83,00	41°49' SE
M251-M252	52,00	71°55' SE
M252-M253	71,00	61°01'SE
M253-M00	54,00	55°12' SE
M00-M01	41,00	44°15' SE
M01-M02	20,00	72°35' SE
M02-M03	29,00	79°31' NE
M03-M04	43,00	44°50' SE
M04-M05	50,00	48°35' SE
M05-M06	50,00	59°19' SE
M06-M07	42,00	67°03' SE
M07-M08	76,00	73°04' SE
M08-M09	80,00	69°00' SE
M09-M10	55,00	34°24' SE
M10-M11	34,00	11°04' SE
M11-M12	164,00	47°53' SE
M12-M13	70,00	57°21' SE
M13-M14	87,00	75°54' SE
M14-M15	67,00	63°01' SE
M15-M16	143,00	61°43'SE
M16-M17	128,00	37°46' SE
M17-M18	101,00	55°57' SE
M18-M19	101,00	32°55' SE
M19-M20	73,00	45°51' SW
M20-M21	42,00	86°37' SW
M21-M22	55,00	57°11' NW
M22-M23	303,00	41°50' NW
M23-M24	63,00	60°08' NW
M24-M25	46,00	88°43' SW
M25-M26	91,00	57°51' SW
M26-M27	47,00	82°23' NW
M27-M28	76,00	49°31' NW
M28-M29	154,00	05°40' NW
M29-M30	83,00	62°54' NW
M30-M31	121,00	80°06' SW
M31-M32	149,00	62°01' SW
M32-M33	179,00	62°54' NW
M33-M34	113,00	04°19' NW
M34-M35	124,00	27°19' NE
M35-M36	81,00	04°42' NE
M36-M37	32,00	24°35' NW
M37-M38	245,00	54°15' SW
M38-M39	76,00	30°53' SW
M39-M40	71,00	51°01' SW
M40-M41	35,00	05°51' SW
M41-M42	81,00	28°17' SW
M42-M43	66,00	09°57' SW
M43-M44	29,00	23°24' SE

Doc. No. 9671 - p. 39

M44-M45	60,00	04°49' SE
M45-M46	40,00	49°01' SE
M46-M47	73,00	52°21' SW
M47-M48	58,00	62°46'SW
M48-M49	24,00	11°45' SW
M49-M50	66,00	66°29' SW
M50-M51	47,00	44°07' SW
M51-M52	39,00	33°59' SW
M52-M53	55,00	56°01' SW
M53-M54	67,00	35°08' SW
M54-M55	101,00	10°34' SW
M55-M56	295,00	15°13' SE
M56-M57	50,00	88°52' SE
M57-M58	88,00	29°41' SE
M58-V02	204,00	85°46' SE
V02-V03	48,00	21°16' SW
V03-V04	98,00	00°27' SW
V04-V05	267,00	02°45'SW
V05-V06	176,00	42°45' SW
V06-V07	96,00	20°41' SW
V07-V08	108,00	10°22'SW
V08-V09	86,00	31°15' SW
V09-V10	122,00	59°12' SW
V10-V11	182,00	78°50' SW
V11-V12	146,00	56°27' SW
V12-V13	123,00	58°58' SW
V13-V14	128,00	62°07' SW
V14-V15	81,00	37°05' NE
V15-V16	31,00	54°36' NW
V16-V17	33,00	29°11' NE
V17-V18	129,00	87°01' NE
V18-V19	76,00	11°52' NE
V19-V20	46,00	73°54' NE
V20-M59	54,00	67°45' SE
M59-M60	63,00	13°17' NE
M60-M61	128,00	24°21' NW
M61-M62	73,00	53°37' NE
M62-M63	157,00	53°34' NW
M63-M64	333,00	10°37' NW
M64-M65	165,00	15°08' NE
M65-M66	266,00	12°30' NW
M66-M67	48,00	48°22' NW
M67-M68	528,00	82°42' NW
M68-M69	132,00	56°15' SW
M69-M70	260,00	75°40' NW
M70-M71	232,00	74°47' NW
M71-M72	267,00	67°05' SW
M72-M73	109,00	56°01' NW
M73-M74	47,00	60°01' NW
M74-M75	125,00	60°16' NW
M75-M76	151,00	53°44' NW
M76-M77	106,00	08°29' NW

Doc. No. 9671 - p. 40

M77-M78	131,00	02°21' NW
M78-M79	76,00	19°43' NW
M79-M80	171,00	33°36' NW
M80-M81	115,00	63°27' NW
M81-M82	146,00	29°31' NW
M82-M83	175,00	13°30' NW
M83-M84	158,00	24°28' NW
M84-M85	109,00	13°34' NW
M85-M86	58,00	07°08' NW
M86-M87	68,00	62°34' NW
M87-M88	116,00	77°49' SW
M88-M89	197,00	55°05' NW
M89-M90	97,00	75°40' NW
M90-M91	153,00	61°01' NW
M91-M92	120,00	71°58' NW
M92-M93	110,00	44°07' NW
M93-M94	100,00	89°05' SW
M94-M95	224,00	80°35' SW
M95-M96	139,00	60°20' NW
M96-M97	276,00	50°45' NW
M97-M98	81,00	45°22' NW
M98-M99	126,00	62°03' NW
M99-M100	165,00	75°27' NW
M100-M101	347,00	59°45' NW
M101-M102	254,00	59°12' NW
M102-M103	144,00	65°33' SW
M103-M104	69,00	49°37' SW
M104-M105	108,00	29°02' SW
M105-M106	39,00	41°05' SW
M106-M107	35,00	79°16' SW
M107-M108	36,00	88°53' SW
M108-M109	99,00	77°29' NW
M109-M110	317,00	75°43' SW
M110-M111	260,00	76°13'SW
M111-M112	236,00	76°19' SW
M112-M113	192,00	76°47' SW
M113-M114	93,00	56°10' SW
M114-M115	300,00	62°37' NW
M115-M116	108,00	62°06' NW
M116-M117	410,00	68°57' NW
M117-M118	223,00	65°29' NW
M118-M119	343,00	43°23' NW
M119-M120	362,00	35°09' NW
M120-M121	197,00	52°11' NW
M121-M122	36,00	44°19' NE
M122-M123	62,00	62°11'NE
M123-M124	86,00	14°52' NE
M124-M125	130,00	41°45' NE
M125-M126	90,00	48°56' NW
M126-M127	175,00	22°22' NE
M127-M128	266,00	55°09' NE
M128-M129	68,00	12°18' NW

Doc. No. 9671 - p. 41

M129-M130	178,00	08°18' NE
M130-M131	124,00	11°56' NE
M131-M132	305,00	16°03' NE
M132-M133	120,00	28°26' NW
M133-M134	203,00	53°58' NE
M134-M135	172,00	06°26' NW
M135-M136	78,00	35°44' NE
M136-M137	214,00	42°37' NE
M137-M138	158,00	15°45' NE
M138-M139	277,00	00°28' NW
M139-M140	93,00	20°48' NW
M140-M141	103,00	00°01' NE
M141-M142	132,00	10°29' NE
M142-M143	125,00	19°09' NE
M143-M144	214,00	35°05' NE
M144-M145	118,00	40°27' NE
M145-M146	57,00	40°50' NE
M146-M147	106,00	28°13' NE
M147-M148	62,00	35°23' NE
M148-M149	151,00	27°41' NE
M149-M150	64,00	37°32' NE
M150-M151	55,00	72°29' NE
M151-M152	60,00	71°28' SE
M152-M153	75,00	85°15' SE
M153-M154	37,00	16°44' SE
M154-M155	113,00	58°07' SE
M155-M156	55,00	33°43' SE
M156-M157	40,00	13°41' SE
M157-M158	30,00	71°14' SE
M158-M159	26,00	59°31' NE
M159-M160	34,00	41°13' SE
M160-M161	41,00	46°25' NE
M161-M162	65,00	70°54' NE
M162-M163	54,00	76°22' SE
M163-M164	88,00	69°18' NE
M164-M165	53,00	37°58' SE
M165-M166	33,00	70°42' NE
M166-M167	50,00	24°12' SE
M167-M168	37,00	09°58' SW
M168-M169	63,00	56°50' SE
M169-M170	47,00	35°31' SE
M170-M171	52,00	33°29' SW
M171-M172	67,00	53°27' SE
M172-M173	50,00	40°13' SE
M173-M174	58,00	09°43' SE
M174-M175	71,00	34°46' SE
M175-M176	70,00	53°13' SE
M176-M177	45,00	20°14' SE
M177-M178	45,00	23°08' SW
M178-M179	96,00	09°50' SE
M179-M180	75,00	19°23' SE
M180-M181	65,00	46°13' SE

Doc. No. 9671 - p. 42

M181-M182	33,00	13°05' SW
M182-M183	39,00	36°10' SE
M183-M184	36,00	19°39' SE
M184-M185	25,00	86°26' SE
M185-M186	36,00	55°35' NE
M186-M187	30,00	83°07' SE
M187-M188	45,00	72°08' NE
M188-M189	44,00	52°19' NE
M189-M190	23,00	28°40' NE
M190-M191	62,00	78°28' NE
M191-M192	54,00	84°22' NE
M192-M193	143,00	82°22' NE
M193-M194	119,00	09°00' NW
M194-M195	166,00	24°41' NE
M195-M196	69,00	51°09' NW
M196-M197	114,00	40°34' NE
M197-M198	142,00	03°54' NW
M198-M199	144,00	30°17' NE
M199-M200	326,00	44°39' NE
M200-M201	70,00	61°18' NE